EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MediciNova, Inc. Amended and Restated 2004 Stock Incentive Plan of our reports dated March 14, 2008, with respect to the consolidated financial statements of MediciNova, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of MediciNova, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 17, 2008